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                                                                     EXHIBIT 4.8

 NEITHER THIS WARRANT NOR ANY SHARES OF THE COMMON STOCK OF STERICYCLE, INC.
  WHICH MAY BE ISSUED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED
     UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.

        NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH APPLICABLE REGISTRATION
          REQUIREMENTS OR AN APPLICABLE EXEMPTION FROM REGISTRATION.

                                STERICYCLE, INC.

                          COMMON STOCK PURCHASE WARRANT

Warrant No. 2000-[number]                       Date of Issuance: July 1, 2000

                   VOID AFTER 12 NOON, CHICAGO, ILLINOIS TIME,
                                 ON JULY 1, 2005


      Stericycle, Inc., a Delaware corporation (the "Company"), hereby certifies that, in consideration of value received, [name] (the "Holder") is entitled to purchase from the Company [number] fully paid and nonassessable shares of the Company's common stock, par value $.01 per share ("Common Stock"), at the purchase price per share of U.S. $17.50 (the "Exercise Price"), at any time or from time to time before 12:00 noon, Chicago, Illinois time, on JULY 1, 2005 (the "Time of Expiration"), subject to the following terms and conditions.

      The number of shares of Common Stock and the character of the property to be delivered upon exercise of this Warrant are subject to adjustment as provided in Article 3.

      Certain capitalized terms used in this Warrant are defined in Article 8.

                                    ARTICLE 1

                         COMPLIANCE WITH SECURITIES LAWS

      Neither this Warrant nor any shares of Common Stock which may be issued upon the exercise of this Warrant have been registered under the Securities Act or any state securities law. By acceptance of this Warrant, the Holder represents to the Company and agrees that:

           (a) this Warrant, and all shares of Common Stock which may be issued upon the exercise of this Warrant, will be sold, transferred or disposed of only in accordance with the applicable registration requirements of the Securities Act and state securities laws or an applicable exemption from registration;

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           (b) all shares of Common Stock which may be issued upon the exercise of this Warrant will be acquired by the Holder for his or her own account, for investment, and not with a view to a further sale or distribution;

           (c) he or she has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in Common Stock and is able to bear the economic risk of such an investment;

           (d) he or she has been provided with such information relating to the Company as the Company provides to its stockholders generally and has had the opportunity to ask questions and receive answers from officers of the Company and obtain such additional information about the Company as he or she considered necessary in connection with an investment in Common Stock.

                                    ARTICLE 2

                               EXERCISE OF WARRANT

      2.1 MANNER OF EXERCISE. The Holder may exercise this Warrant, in whole or in part, by surrender of this Warrant to the Company on any business day on or before 12:00 noon, Chicago, Illinois time, on July 1, 2005 at the Company's Designated Office, accompanied by the attached Notice of Exercise duly completed and signed and indicating the whole number of shares of Common Stock being purchased and by:

           (a) a certified or bank cashier's check (or with the Company's prior approval, a personal check) payable to the Company's order in an amount equal to Purchase Price; or

           (b) shares of Common Stock having a fair market value on the date of exercise equal to the Purchase Price; or

           (c) written direction to the Company to withhold, from the shares of Common Stock otherwise issuable upon exercise of the Warrant, shares of Common Stock having a fair market value on the date of exercise equal to the Purchase Price.

For purposes of this Section 2.1, the "fair market value" of shares of Common Stock shall be determined on the basis of the last reported sales price of a share of Common Stock on the Nasdaq National Market on the last trading day preceding the effective date of the Holder's exercise of the Warrant. No purported exercise of this Warrant after 12:00 noon, Chicago, Illinois time, on July 1, 2005 shall be effective.

      2.2 EFFECTIVE DATE OF EXERCISE. Each otherwise proper exercise of this Warrant shall be considered effective immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company in accordance with Section 2.1. The Holder shall be considered to have become the holder of record of the shares of Common Stock issuable by reason of the Holder's exercise at that time, notwithstanding the fact that the Company may not yet have delivered a stock certificate representing those shares to the Holder.


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      2.3 DELIVERY OF STOCK CERTIFICATE. As soon as practicable after the
Holder's exercise of this Warrant in whole or in part, and in any event within 10 days after exercise, the Company shall cause to be issued in the Holder's name:

           (a) a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the Holder is entitled by reason of the Holder's exercise; and

           (b) in case the exercise is in part, a new warrant of like tenor to this Warrant, providing on its face for the right to purchase a number of shares of Common Stock equal to the number of shares of Common Stock issuable under this Warrant at the time of exercise less the number of shares issuable by reason of the Holder's exercise.

      2.4 FRACTIONAL SHARES. This Warrant may be exercised only to purchase a whole number of shares of Common Stock. The Company shall not be required to issue any fractional share of Common Stock upon the exercise of this Warrant or to pay cash or issue scrip in lieu of issuing a fractional share.

                                    ARTICLE 3

                                   ADJUSTMENTS

      The number of shares of Common Stock for which this Warrant is exercisable, and the price at which those shares may be purchased upon exercise of this Warrant, shall be subject to adjustment as follows:

      3.1 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If any one of the following events (an "Adjusting Event") occurs at any time prior to the Time of Expiration:

           (a) the Company takes a record of holders of its Common Stock for the purpose of determining the holders entitled to receive a dividend payable in or other distribution of shares of Common Stock,

           (b) the Company subdivides or splits its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

           (c) the Company combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then:

           (d) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of the Adjusting Event shall be adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of the Adjusting Event would own or would be entitled to receive immediately after the


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      occurrence of the Adjusting Event; and

           (e) the Exercise Price immediately after the occurrence of the Adjusting Event shall be adjusted to equal the product obtained by multiplying the Exercise Price in effect immediately prior to the occurrence of the Adjusting Event by a fraction, the numerator of which is the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of the Adjusting Event and the denominator of which is the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of the Adjusting Event.

      3.2 CORPORATE TRANSACTIONS. If any one of the following events (a "Corporate Transaction") occurs at any time prior to the time of Expiration:

           (a) the Company reorganizes, reclassifies or recapitalizes its capital stock,

           (b) the Company merges or consolidates with or into another corporation and is not the surviving corporation, or

           (c) the Company sells, transfers or otherwise disposes of all or substantially all of its assets or business to another corporation,

then the Company shall make proper provision so that the Holder, upon the exercise of this Warrant at any time after the consummation of the Corporate Transaction, shall be entitled to receive, in lieu of the shares of Common Stock that would have been issuable upon the Holder's exercise prior to such consummation, the cash, stock and other securities, and property that the Holder would have received upon such consummation if the Holder had so exercised this Warrant immediately prior to such consummation.

                                    ARTICLE 4

                    NOTICES OF RECORD DATE AND OTHER ACTIONS

      If the Company proposes:

           (a) to take a record of holders of its Common Stock for the purpose of determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

           (b) any reorganization, reclassification or recapitalization of its capital stock, any merger or consolidation in which the Company will not be the surviving corporation, or any sale, transfer or other disposition of all or substantially all its assets or business, or

           (c) any voluntary or involuntary dissolution, liquidation or winding up,

the Company shall give the Holder at least 10 days' prior written notice of the date or expected

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date on which any such action is to be taken and provide appropriate details of the action to be taken.

                                    ARTICLE 5

                              TRANSFER RESTRICTIONS

      5.1 NONTRANSFERABLE. This Warrant may not be sold, assigned, pledged or otherwise transferred without the Company's prior written consent.

      5.2 LEGEND ON CERTIFICATEs. Each certificate for shares of Common Stock issued upon the exercise of this Warrant, and each certificate issued upon the transfer of any such shares, shall be stamped or otherwise imprinted with a legend in substantially the following form:

      The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933 or compliance with the provisions of Rule 144 of the Securities and Exchange Commission with respect to the shares proposed to be sold.

                                    ARTICLE 6

                              RESERVATION OF STOCK

      The Company shall reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock issuable upon the exercise of this Warrant. All shares of Common Stock issuable upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership of the shares.

                                    ARTICLE 7

                      RIGHTS AND OBLIGATIONS OF THE HOLDER

      The rights of the Holder are limited to those granted in this Warrant, and by acceptance of this Warrant, the Holder agrees to be bound by the provisions of this Warrant. As the holder of this Warrant, the Holder shall not be entitled to vote, receive dividends on or in any other respect be considered the holder of shares of Common Stock, and nothing in this Warrant shall be construed to confer upon the Holder any of the rights of a stockholder of the Company until this Warrant has been exercised and shares of Common Stock have been issued or have become issuable to the Holder.





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                                    ARTICLE 8

                                   DEFINITIONS

      As used in this Warrant, the following terms have these meanings:

           DESIGNATED OFFICE means the Company's principal executive offices as disclosed in its most recent filing with the U.S. Securities and Exchange Commission. The Designated Office is currently 28161 North Keith Drive, Lake Forest, Illinois 60045.

           PURCHASE PRICE means the product obtained by multiplying (i) the number of shares of Common Stock being purchased upon exercise of this Warrant by (ii) the Exercise Price.

           SECURITIES ACT means the Securities Act of 1933, as amended, and the related rules and regulations issued by the U.S. Securities and Exchange Commission.

                                    ARTICLE 9

                                  MISCELLANEOUS

      9.1 NOTICES. All notices and other communications under this Warrant shall be in writing and sent by certified or registered mail, overnight messenger service, telecopier or personal delivery, to the Company at its Designated Office and to the Holder at the Holder's business address as it appears on the Company's records. All notices sent by certified or registered mail shall be considered to have been given three business days after being deposited in the mail. All notices sent by overnight courier service, telecopier or personal delivery shall be considered to have been given when actually received by the intended recipient. The Holder may change the Holder's address for purposes of this Warrant by notice to the Company in accordance with this Section 9.1.

      9.2 AMENDMENT. Neither this Warrant nor any of its terms may be changed, waived, discharged or terminated except by an instrument in writing signed by the Holder and the Company.

      9.3 GOVERNING LAW. This Warrant shall be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

      9.4 BINDING EFFECT. This Warrant shall apply to, be binding in all respects upon and inure to the benefit of the Company and its successors and assigns and the Holder and his or her heirs, legal representatives and permitted assigns.

                                    STERICYCLE, INC.

                                    By
                                       --------------------------------------
                                          Its
                                              --------------------------------




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                                 NOTICE OF EXERCISE



To:   Stericycle, Inc.


      The undersigned holder hereby irrevocably elects to exercise the attached
Warrant to the extent of     shares of the common stock, par value $.01 per
share, of Stericycle, Inc., issuable under the Warrant, and hereby makes payment
for such shares of $    by certified or bank cashier's check or other means
allowable pursuant to the terms of the Warrant.

      If payment is not by certified or bank cashier's check, please describe the manner of payment:

           ----------------------------------------------------------

           ----------------------------------------------------------

           ----------------------------------------------------------

      Date:
             -----------

                                             ---------------------------------
                                       Name:
                                             ---------------------------------


INSTRUCTIONS FOR REGISTRATION OF SHARES

Name:
                  ------------------------------------------------------

Address:
                  ------------------------------------------------------


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